Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated November 30, 2012 accompanying the consolidated financial statements and schedule included in the Annual Report of SIFCO Industries, Inc. on Form 10-K for the year ended September 30, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement of SIFCO Industries, Inc. on Forms S-8 (File No. 333-176224, effective August 11, 2011, File No. 333-150963, effective May 16, 2008 and File No. 333-141225, effective March 12, 2007).

/s/ GRANT THORNTON LLP

Cleveland, Ohio
November 30, 2012